[Letterhead of Deloitte & Touche]


Zemex Corporation
Canada Trust Tower, BCE Place
161 Bay Street, Suite 3750
Toronto, Ontario
CANADA M5J 2S1

Dear Sirs:

                          INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Zemex Corporation of our Auditors' Reports dated February 5, 1999 included in the Zemex Corporation Form 10-K for the fiscal year ended December 31, 1998.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
March 31, 1999


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